Exhibit 24

JACK IN THE BOX INC.

Power of Attorney: Section 16(a) Compliance

 Know all by these presents, that the undersigned hereby

Constitutes and appoints each of Stephanie Brinsfield, Victoria Brush,

CJ McDowell, and Beth Meeks, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

            undersigned's capacity as an officer, director, and/or other identified insider of Jack in the Box Inc., Forms 3, 4, and 5 in accordance with Section16(a) of the Securities and

            Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such

            form with the United States Securities and Exchange

            Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such attorney-in-fact,

            may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Jack in the Box Inc., assuming, any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

The Power of Attorney shall remain in full force and effect for a period not to exceed twelve months, commencing on the date set forth below,

unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 12th day of September, 2002.

Paul Leo Schultz  Susan Carlson

Signature  Corporate Witness

Power of Attorney Section 16(a)